UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2012

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2012, Saba Software, Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) stating that the Company does not comply with NASDAQ Listing Rule 5250(c)(1) as a result of the Company’s delay in filing its Form 10-K for its fiscal year ended May 31, 2012. NASDAQ previously granted the Company an extension until October 8, 2012 to file its Form 10-Q for the fiscal quarter ended February 29, 2012. The NASDAQ letter states that the Company is required to submit to NASDAQ no later than August 31, 2012, an update to its original plan to regain compliance with NASDAQ’s filing requirements for continued listing. The NASDAQ notice has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Select Market. The Company will submit to NASDAQ an updated plan to regain compliance on or before August 31, 2012.

The Company issued a press release on August 21, 2012 disclosing the Company’s receipt of the NASDAQ notification letter. A copy of such press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: August 21, 2012	/s/ Peter E. Williams III
(Signature)
Peter E. Williams III
Executive Vice President and Secretary